UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 19, 2008

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765)747-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, MutualFirst Financial, Inc., the parent company of MutualBank, (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company (i) sold 32,382 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for a purchase price of $32,382,000 in cash and (ii) issued a warrant (the “Warrant”) to purchase 625,135 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for a per share price of $7.77 per share.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Series A Preferred Stock may be redeemed by the Company after three years, with regulatory approval.  Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”) for at least $8,095,500.  The restrictions on redemption are set forth in the Articles Supplementary to the Company’s Charter (the “Amended Articles”) described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $7.77 per share of the Common Stock.  The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.  Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant that it holds.

The Company has agreed to register the Series A Preferred Stock, the Warrant and the shares of Common Stock underlying the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock, the Warrant nor the Warrant Shares will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares or the Warrant, as applicable, prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

The Purchase Agreement also subjects the Company and its senior executives to executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”) and related regulations of the Treasury.  In this connection, each of our current five most senior executive officers entered into a Compensation Modification Agreement acknowledging that the EESA executive compensation limits and related Treasury regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program and executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such executive officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.  The issuance and sale of the Series A Preferred Stock and Warrant was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share ($0.16) declared on the Common Stock prior to December 23, 2008.

The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted.  These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock, (b) the date on which the Series A Preferred Stock has been redeemed in whole; and (c) the date Treasury has transferred all of the Series A Preferred Stock to third parties.  The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Amended Articles, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Amended Articles described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2008, the Company filed Amended Articles with the State of Maryland for the purpose of amending its Charter to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  The Series A Preferred Stock has a liquidation preference of $1,000 per share.  The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)             Exhibits

           The following exhibits are filed herewith:

Exhibit	No. Description of Exhibit

3.1	Articles Supplementary for the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4. 2	Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, including Schedule A, and Securities Purchase Agreement, dated December 23, 2008, between MutualFirst Financial, Inc. and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2
Form of Compensation Modification Agreement and Waiver, executed by each of:

David W. Heeter
President and Chief Executive Officer
MutualFirst Financial, Inc.
MutualBank

Timothy J. McArdle
Senior Vice President, Treasurer and Chief Financial Officer
MutualFirst Financial, Inc.
MutualBank

Patrick C. Botts
Executive Vice President
MutualFirst Financial, Inc.
MutualBank

Charles J. Viater
Senior Vice President
MutualFirst Financial, Inc.
MutualBank

Donald R. Kyle
Senior Vice President, Commercial Lending
MutualBank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: December 23, 2008	By: /s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer